SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  June 5, 2008

Communication Intelligence Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-19301	94-2790442
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

275 Shoreline Drive, Suite 500
Redwood Shores, CA 94065
(Address of Principal Executive Offices)

(Zip Code)

(650) 802-7888
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01                      Entry into a Material Definitive Agreement
Item 1.02                      Termination of a Material Definitive Agreement
Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under anOff- Balance Sheet Arrangement of a Registrant
Item 3.02                      Unregistered Sales of Equity Securities

On June 5, 2008, Communications Intelligence Corporation (the “Company”) executed documents and closed a financing transaction under which the Company raised capital through the issuance of new secured indebtedness and equity and restructured a portion of the Company’s existing debt (collectively, the “Financing Transaction”).

Under the Financing Transaction, the Company entered into a Credit Agreement (the “Credit Agreement”) and a Pledge and Security Agreement (the “Pledge Agreement”), each dated as of June 5, 2008, with Phoenix Venture Fund LLC (“Phoenix”), Michael Engmann and Ronald Goodman (collectively with Phoenix, the “Creditors,” and each individually a “Creditor”).  As noted below, the Company has a pre-existing relationship with each Creditor.  Under the terms of the Credit Agreement, the Company received an aggregate of three million dollars ($3,000,000) and refinanced $637,500 of existing indebtedness and accrued interest on that indebtedness (individually, a “Loan” and collectively, the “Loans”).  The Loans, which are represented by secured promissory notes (each a “Note” and collectively, the “Notes”), bear interest at eight percent (8%) per annum which, at the option of the Company, may be paid in cash or in kind and mature two (2) years from issue date.  The Company may use the proceeds from the Loans to pay the Company’s existing indebtedness and accrued interest on that indebtedness that was not exchanged for preferred stock as described below, for working capital and general corporate purposes, in each case in the ordinary course of business; and to pay fees and expenses in connection with the Financing Transaction, which are expected to be approximately $475,000.  Additionally, a portion of the proceeds of the Loans will be used to repay a short term loan from a Company employee in the amount of $125,000, plus accrued interest of $611, that was made prior to and in anticipation of the closing of the financing.  Under the terms of the Pledge Agreement, the Company and its subsidiary, CIC Acquisition Corp., granted the Creditors a first priority security interest in and lien upon the collateral, as set forth in the Pledge Agreement, and the Company granted to Creditors a pledge of all outstanding shares capital stock of CIC Acquisition Corp.

Under the terms of the Credit Agreement and in partial consideration for the Creditors’ respective Loans made pursuant to the terms of the Credit Agreement as described above, the Company issued to each Creditor a warrant to purchase up to the number of shares of the Company’s common stock (“Common Stock”) obtained by dividing the amount of such Creditor’s Loan by 0.14 (each a “Warrant” and collectively, the ‘Warrants”).  A total of 25,982,143 shares of the Company’s Common Stock may be issued upon exercise of the Warrants.  The warrants are exercisable beginning any time after the Company obtains stockholder approval to increase the number of authorized shares of Common Stock sufficient to allow exercise of all Warrants, until June 30, 2011, with an exercise price of fourteen cents ($0.14) per share. Additional Warrants may be issued if the Company exercises its option to make interest payments on the Loans in kind.

In connection with the closing of the Financing Transaction, the Company also entered into a Securities Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) each dated as of June 5, 2008.  Under the Purchase Agreement, in exchange for the cancellation of $995,000 in principal amount and $45,000 of interest accrued thereon of the Company’s aggregate outstanding $2.071 million in existing debt and interest accrued thereon through May 31, 2008, the Company issued to the holders of such debt (each an “Investor” and collectively, the “Investors”) an aggregate of 1,040,000 shares of the Company’s Series A Cumulative Convertible Preferred Stock (the “Preferred Shares”).  The Preferred Shares carry an eight percent (8%) annual dividend, payable quarterly in arrears in cash or in additional Preferred Shares, have a liquidation preference over Common Stock of one dollar ($1.00) per share and are convertible into shares of Common Stock at the conversion price of fourteen cents ($0.14) per share.  The shares of Preferred Stock are convertible any time after the Company obtains stockholder approval to increase the number of authorized shares of Common Stock sufficient to allow conversion of all shares of Preferred Stock.

The Company intends to seek stockholder approval to increase the number of authorized shares of Common Stock sufficient to allow conversion of all shares of Preferred Stock and exercise of all Warrants at its annual meeting of stockholders to be held on June 30, 2008.  The Company’s proxy statement issued in connection with this meeting was mailed to stockholders on or about May 27, 2008.  In the event that the stockholders do not approve the increase in the number of authorized shares of Common Stock as requested by the Company in the proxy statement, the Company will be required to make a rescission offer to the Investors, which, if accepted, will require the Company to redeem the Preferred Shares in exchange for a promissory note with identical terms to the original note exchanged for the Preferred Shares. In addition, it will be an event of default under the Credit Agreement, which would permit the Creditors to accelerate the Loans.

Under the terms of the Registration Rights Agreement, the Company is obligated to prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act of 1933, as amended (the Securities Act”) covering the resale of the shares of Common Stock issued upon conversion of the shares of Preferred Stock and exercise of the Warrants as described above.  The Company must also use its reasonable best efforts to keep the registration statement continuously effective under the Securities Act until the earlier of the date that is two years after its Effective Date or until the date that all shares purchased under the Purchase Agreement have been sold or can be sold publicly under Rule 144.  The Company is obligated to pay the costs and expenses of such registration.

The offer and sale of the Notes, Warrants and Preferred Shares as detailed above, including the Common Stock issuable upon exercise or conversion thereof, was made in reliance upon exemptions from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D, as promulgated by the Commission under the Securities Act.

Certain parties to the Financing Transactions have a pre-existing relationship with the Company and, with respect to such parties, the Financing Transactions may be considered related party transactions.  In August 2007, the Company entered into a Securities Purchase and Registration Rights Agreement (the “2007 Purchase Agreement”) and related agreements and documents with Phoenix Venture Fund LLC (“Purchaser”), one of the Creditors.  Under the terms of that transaction, the Company issued 21,500,000 shares of the Company’s common stock at a price per share of approximately $0.14, for an aggregate purchase price of $3,000,000. An advisory fee of $250,000 was paid to the managing member of the Purchaser for services rendered in connection with the transaction. The Company was permitted under the terms of the 2007 Purchase Agreement to use up to $1,400,000 of the net proceeds to repay outstanding indebtedness.  As of the date hereof, the Purchaser, directly or through one or more affiliate, owns 21,500,000 shares of Common Stock.  Pursuant to the terms of the 2007 Purchase Agreement, the Purchaser has the right to appoint two Board observers.  Phillip Sassower, a principal of the Purchaser, has been appointed by the Purchaser as an observer.  The Company is prohibited from selling or otherwise disposing of material properties, assets or rights of the Company without the consent of the Creditors holding a majority of the aggregate principal amount of the Loans, and the Purchaser by itself holds such an amount.  In addition to the securities noted above, in connection with the Financing Transactions, the Purchaser received a fee of $100,000 and the Company paid approximately $225,000 in legal fees to Phoenix’s law firm.

Michael Engmann, and certain of his affiliates, and Ronald Goodman each are holders of the Company’s debt. A portion of the debt held by Mr. Engmann, and all of the debt held by Mr. Engmann’s affiliates, including accrued and unpaid interest through May 31, 2008, was exchanged for Preferred Shares. The remainder of the debt held by Mr. Engmann, and all of the debt held by Mr. Goodman, including accrued and unpaid interest through May 31, 2008, was refinanced pursuant to the Credit Agreement, as described above.  The debt being so exchanged or refinanced was originally issued in four transactions between August 2006 and June 2007 pursuant to certain Note and Warrant Purchase Agreements. The debt being so exchanged, and the related Note and Warrant Purchase Agreements, will be terminated in connection with the Financing Transactions.  In addition to the debt held by Messrs. Engmann and Goodman, they hold warrants to acquire up to 7,938,098 shares in the aggregate.  These warrants are exercisable until June 30, 2010 and include piggyback registration rights for the underlying shares to participate in certain future registrations of the Company’s common stock. In connection with the Financing Transactions, Mr. Engmann and Mr. Goodman each received Warrants as described above.

Item 7.01                      Regulation FD Disclosure

On June 6, 2008 the Company issued a press release announcing closing of the Financing Transaction.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

99.1           Press Release dated June 6, 2008.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2008	Communication Intelligence Corporation

	By:	/s/ Frank Dane

Frank Dane
Chief Financial and Legal Officer

Exhibit Index

Exhibit	Description
Exhibit 99.1	Press Release dated June 6, 2008